Exhibit 10.12(e)

FIFTH AMENDMENT TO THE
MINERALS TECHNOLOGIES INC. RETIREMENT PLAN
(as amended and restated effective as of January 1, 2006, with certain other effective dates)

WHEREAS, pursuant to Section 9.1 of the Minerals Technologies Inc. Retirement Plan, as amended and restated effective as of January 1, 2006, with certain other effective dates (the “Plan”), the Retirement Committee may make administrative changes to the Plan so as to conform with statute or regulations; and

WHEREAS, the Retirement Committee desires to amend the Plan to comply with the Pension Protection Act of 2006.

NOW THEREFORE, the Plan is hereby amended as follows, effective January 1, 2008, except as otherwise specified:

1.           Section 2.1(b)(1)(B)(ii) shall be amended to read as follows:

“(ii)
for all such benefits payable on an Annuity Starting Date that is on or prior to December 31, 2002, the 1983 Group Annuity Mortality Table weighted 50 percent male; and for all such benefit payments payable on an Annuity Starting Date that is on or after January 1, 2003 and prior to January 1, 2008, the 1994 Group Annuity Reserve Table weighted 50 percent male, projected to 2002; or such other mortality assumption as shall be prescribed by the Secretary of the Treasury, which assumption shall be based on the prevailing commissioners’ standard table described in Code section 807(d)(5)(A) used to determine reserves for group annuity contracts issued on the date the determination is being made (without regard to any other subparagraph of Code section 807(d)(5)); and for all such benefits payable on an Annuity Starting Date that is on or after January 1, 2008, the ‘applicable mortality table’ specified in Code section 417(e)(3).”

2.           Section 2.1(b)(1)(C)(ii) shall be amended to read as follows:

“(ii)
for all such benefits payable on an Annuity Starting Date that is on or prior to December 31, 2002, the 1983 Group Annuity Mortality Table weighted 50 percent male; and for all such benefit payments payable on an Annuity Starting Date that is on or after January 1, 2003 and prior to January 1, 2008, the 1994 Group Annuity Reserve Table weighted 50 percent male, projected to 2002; or such other mortality assumption as shall be prescribed by the Secretary of the Treasury, which assumption shall be based on the prevailing commissioners’ standard table described in Code section 807(d)(5)(A) used to determine reserves for group annuity contracts issued on the date the determination is being made (without regard to any other subparagraph of Code section 807(d)(5)); and for all such benefits payable on an Annuity Starting Date that is on or after January 1, 2008, the ‘applicable mortality table’ specified in Code section 417(e)(3).”

3.           Section 2.1(b)(2)(A) shall be amended to read as follows:

“(A)
for Plan Years beginning before January 1, 2008, an interest rate equal to the annual rate of interest on 30-year Treasury securities or the generally accepted proxy therefor, in each case as specified by the Commissioner of the Internal Revenue Service for the full calendar month four months prior to the month in which the Member retires; and for Plan Years beginning on or after January 1, 2008, an interest rate equal to the ‘applicable interest rate’ specified in Code section 417(e)(3) for the full calendar month four months prior to the month in which the Member retires;  and”

4.           Section 2.1(b)(2)(B) shall be amended to read as follows:

“(B)
for all such benefits payable on an Annuity Starting Date that is on or prior to December 31, 2002, the 1983 Group Annuity Mortality Table weighted 50 percent male; and for all such benefit payments payable on an Annuity Starting Date that is on or after January 1, 2003 and prior to January 1, 2008, the 1994 Group Annuity Reserve Table weighted 50 percent male, projected to 2002; or such other mortality assumption as shall be prescribed by the Secretary of the Treasury, which assumption shall be based on the prevailing commissioners’ standard table described in Code section 807(d)(5)(A) used to determine reserves for group annuity contracts issued on the date the determination is being made (without regard to any other subparagraph of Code section 807(d)(5)); and for all such benefits payable on an Annuity Starting Date that is on or after January 1, 2008, the ‘applicable mortality table’ specified in Code section 417(e)(3).”

5.           Effective January 1, 2007, the first paragraph of Section 6.2(c)(5) and the last paragraph of Section 6.2(d) shall be amended by replacing the phrases “90-day,” “90 days,” and “90th day” with the phrases “180-day,” “180 days,” and “180th day,” respectively.

6.	Effective January 1, 2007, Section 6.8(b)(2)(B) shall be amended to read as follows:

"(B) the Member’s Beneficiary; and”

7.	Effective January 1, 2007, Section 6.8(b)(3) shall be amended to read as follows:

"(3)     ‘Eligible Retirement Plan’ means, in the case of a distribution to a Member, surviving Spouse, or a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code section 414(p), a qualified plan described in Code section 401(a), provided that the terms of such qualified plan permit acceptance of the Distributee’s Eligible Rollover Distribution, an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), or an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan.  In the case of an Eligible Rollover Distribution to a non-Spouse Beneficiary, an ‘Eligible Retirement Plan’ is an individual retirement account or an individual retirement annuity, as such terms are defined in the preceding sentence.”

8.	Effective January 1, 2007, Section 6.8(b)(4) shall be amended to read as follows:

(4)	‘Eligible Rollover Distribution’ means any distribution of all or any portion of the Retirement Benefit payable to the Distributee except that an ‘Eligible Rollover Distribution’ does not include:

(A)
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee or the Distributee’s designated Beneficiary, or for a specified period of 10 years or more; and

(B)	any distribution to the extent such distribution is required under Code section 401(a)(9).

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b) (or described in Code section 408A for ‘designated Roth contributions’ (within the meaning of Code section 402A)), or to a qualified trust or to an annuity contract described in Code section 403(b) that provides for separate accounting for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible and, if applicable, as required under Code section 402A.”

9.	Article 6 shall be amended by adding the following Section 6.9 to the end thereof:

“6.9	Funding-Based Limits on Benefits, Amendments, and Accruals

The following limitations and restrictions shall apply under this Plan.

(a)           Except as otherwise provided in Code section 436 and the regulations thereunder, if the Plan’s adjusted funding target attainment percentage (as defined in Code section 436 and the regulations thereunder) for a Plan Year is less than 60 percent, or would be less than 60 percent taking into account an unpredictable contingent event benefit (as defined in Code section 436 and the regulations thereunder) that becomes payable with respect to an event that has occurred, then such unpredictable contingent event benefit shall not be payable.

(b)           Except as otherwise provided in Code section 436, if the Plan’s adjusted funding target attainment percentage (as defined in Code section 436 and the regulations thereunder) for a Plan Year is less than 80 percent, or would be less than 80 percent taking into account any amendment that increases the Plan’s liability for benefits (as described in Code section 436(c) and the regulations thereunder), then such amendment shall not take effect.

(c)           Except as otherwise provided in Code section 436 and the regulations thereunder, if the Plan’s adjusted funding target attainment percentage (as defined in Code section 436 and the regulations thereunder) for a Plan Year is less than 60 percent, the Plan shall not pay any prohibited payment (as defined in Code section 436 and the regulations thereunder) after the valuation date for the Plan Year.  Except as otherwise provided in Code section 436 and the regulations thereunder, if the Company is a debtor in a case under title 11, United States Code, or similar Federal or State law, the Plan shall not pay any prohibited payment (as defined in Code section 436 and the regulations thereunder) unless the funding requirements of Code section 436(d)(2) are satisfied.  Except as otherwise provided in Code section 436 and the regulations thereunder, if the Plan’s adjusted funding target attainment percentage (as defined in Code section 436 and the regulations thereunder) for a Plan Year is less than 80 percent but at least 60 percent, the Plan shall not pay any prohibited payment (as defined in Code section 436 and the regulations thereunder) after the valuation date for the Plan Year to the extent the amount exceeds the amount specified in Code section 436(d)(3) and the regulations thereunder, and only one such prohibited payment shall be made with respect to any Participant during any period of consecutive Plan Years to which the limitations of the first two sentences of this Section 6.9(c) apply.

(d)           Except as otherwise provided in Code section 436 and the regulations thereunder, if the Plan’s adjusted funding target attainment percentage (as defined in Code section 436 and the regulations thereunder) for a Plan Year is less than 60 percent, benefit accruals under the Plan shall cease as of the valuation date for the Plan Year.

(e)           Notwithstanding anything in the foregoing to the contrary, the Plan shall be interpreted and operated in compliance with Code section 436 and the regulations thereunder, and Code section 436 and the regulations thereunder are hereby incorporated by reference.”

IN WITNESS WHEREOF, the Retirement Committee has executed this Fifth Amendment on this 18th day of December, 2009.

RETIREMENT COMMITTEE OF THE
MINERALS TECHNOLOGIES INC. RETIREMENT PLAN

BY: /s/ Thomas J. Meek
Thomas J. Meek

BY: /s/ Patricia M. Casey
Patricia M. Casey

BY: /s/ John A. Sorel
John A. Sorel